American Odyssey Funds, Inc.
Form: N-SAR June 30, 2000
Attachment - Item 77O Transactions  effected  pursuant to Rule 10f-3
Transaction # 1: Emerging  Opportunities  Fund, purchase of Brooks Automation
If any such transactions were effected during the reporting period, the following information should be furnished:
1. From whom were the securities acquired. Needham & Co. Needham & Co. was not an affiliated underwriter of the Fund.
2. Identify the underwriting syndicate's members. S.G. Cowen was the affiliated underwriter of the Fund and the syndicate included various other underwriters.
3. Terms of the transaction. Chartwell Investment Partners, a co-subadviser to the Emerging Opportunities Fund, purchased 10,000 Shares of Brooks Automation, a company in continuous operation for 3+ years, in an initial public offering at the offering price of $76.00 per share on March 7, 2000. The underwriting selling concession was 3.16%. The percentage of the offering purchased by the Emerging Opportunities Fund was 0.003% of the total offering. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.
4. Information or materials upon which the determination described in paragraph
(h)(3) of the rule 10f-3 was made. . The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled second quarter 2000 meeting as well as information supporting the reasonableness of the selling concession paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.

American  Odyssey  Funds,  Inc.
Form: N-SAR June 30, 2000
Attachment - Item 77O Transactions effected pursuant to Rule 10f-3
Transaction  #  2:  Emerging   Opportunities  Fund,  purchase  of  Brooks
Automation If any such transactions were effected during the reporting period, the following information should be furnished:
1. From whom were the securities acquired. Bear Stearns. Bear Stearns was not an affiliated underwriter of the Fund.
2. Identify the underwriting syndicate's members. S.G. Cowen was the affiliated underwriter of the Fund and the syndicate included various other underwriters.
3. Terms of the transaction. Chartwell Investment Partners, a co-subadviser to the Emerging Opportunities Fund, purchased 5,000 Shares of Brooks Automation, a company in continuous operation for 3+ years, in an initial public offering at the offering price of $76.00 per share on March 7, 2000. The underwriting selling concession was 3.16%. The percentage of the offering purchased by the Emerging Opportunities Fund was 0.0015% of the total offering. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.
4. Information or materials upon which the determination described in paragraph
(h)(3) of the rule 10f-3 was made. The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled second quarter 2000 meeting as well as information supporting the reasonableness of the selling concession paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.

American  Odyssey  Funds,  Inc. Form:
N-SAR June 30, 2000
Attachment - Item 77O Transactions effected pursuant to Rule 10f-3
Transaction # 3: Emerging Opportunities Fund, purchase of Community Health Systems If any such transactions were effected during the reporting period, the following information should be furnished:
1. From whom were the securities acquired. Merrill Lynch. Merrill Lynch was not an affiliated underwriter of the Fund.
32. Identify the underwriting syndicate's members. Smith Barney was the affiliated underwriter of the Fund and the syndicate included various other underwriters.
3. Terms of the transaction. Chartwell Investment Partners, a co-subadviser to the Emerging Opportunities Fund, purchased 54,000 Shares of Community Health Systems, a company in continuous operation for 3+ years, in an initial public offering at the offering price of $13.00 per share on June 8, 2000.
The underwriting selling concession was 3.38%. The percentage of the offering purchased by the Emerging Opportunities Fund was 0.288% of the total offering. The security purchased was part of an issue registered with the
Securities  and  Exchange   Commission  and  was  part  of  a  firm   commitment
underwriting.
4. Information or materials upon which the determination described in paragraph
(h)(3) of the rule 10f-3 was made. The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled second quarter 2000 meeting as well as information supporting the reasonableness of the selling concession paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.

American Odyssey Funds, Inc.
Form: N-SAR June 30, 2000
Attachment - Item 77O Transactions effected pursuant to Rule 10f-3
Transaction # 4: Long Term Bond Fund, purchase of Winstar Communications - 144A, 12.75%, due 4/15/10 If any such transactions were effected during the reporting period, the following information should be furnished:
1. From whom were the securities acquired. Credit Suisse First Boston. Credit Suisse First Boston was not an affiliated underwriter of the Fund.
2. Identify the underwriting syndicate's members. Salomon Smith Barney was the affiliated underwriter of the Fund and the syndicate included various other underwriters.
3. Terms of the transaction. Long Term Bond Fund, managed by Western Asset Management Company, purchased $130,000 principal face of Winstar Communications, a company in continuous operation for 3+ years, in an initial public offering at the offering price of $100.00 per unit on March 27, 2000. The underwriting spread paid was 2.750%. The percentage of the offering purchased by the Long Term Bond Fund was 0.0002% of the total offering. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.
4. Information or materials upon which the determination described in paragraph (h)(3) of the rule 10f-3 was made. The information described in item
1 through 3 above was provided to the Board of Directors at its regularly scheduled second quarter 2000 meeting as well as information supporting the reasonableness of the selling concession paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.

American Odyssey Funds, Inc.
Form: N-SAR June 30, 2000
Attachment - Item 77O Transactions effected pursuant to Rule 10f-3
Transaction #5: Long Term Bond Fund, purchase of 360 Networks Inc. - 144A, 13.00%, due 5/1/08 If any such transactions were effected during the reporting period, the following information should be furnished:
1. From whom were the securities acquired. Donaldson, Lufkin & Jenrette. Donaldson, Lufkin & Jenrette was not an affiliated underwriter of the Fund.
2. Identify the  underwriting  syndicate's members. Salomon Smith Barney was the affiliated underwriter of the Fund and the syndicate included various other underwriters.
3. Terms of the transaction. Long Term Bond Fund, managed by Western Asset Management Company, purchased $57,000 principal face of 360 Networks Inc., a company in continuous operation for 3+ years, in an initial public offering at the offering price of $97.590 per unit on April 20, 2000. The underwriting spread paid was 2.500%. The percentage of the offering purchased by the Long Term Bond Fund was 0.0001% of the total offering. The security purchased was part of an issue registered with the Securities and Exchange Commission
and  was  part  of  a  firm   commitment underwriting.
4. Information or materials upon which the determination described in paragraph
(h)(3) of the rule 10f-3 was made. The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled second quarter 2000 meeting as well as information supporting the reasonableness of the selling concession paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.

American Odyssey Funds, Inc.
Form: N-SAR June 30, 2000
Attachment - Item 77O Transactions effected  pursuant to Rule 10f-3
Transaction # 6: Intermediate-Term Bond Fund, purchase of Federated, 8.5%, due 6/1/10 If any such transactions were effected during the reporting period, the following information should be furnished:
1.From whom were the securities acquired. Credit Suisse First Boston. Credit Suisse First Boston was not an affiliated underwriter of the Fund.
2. Identify the underwriting syndicate's members. Salomon Smith Barney was the affiliated underwriter of the Fund and the syndicate included various other underwriters.
3. Terms of the transaction. Intermediate-Term Bond Fund, managed by Travelers Asset Management International Company, purchased $5,700,000 principal face of Federated, a company in continuous operation for 3+ years, in an initial public offering at the offering price of $99.803 per unit on May 31, 2000. The underwriting spread paid was 0.65%. The percentage of the offering purchased by the Intermediate-Term Bond Fund was 1.63% of the total offering. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.
4. Information or materials upon which the determination described in paragraph
(h)(3) of the rule 10f-3 was made. The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled second quarter 2000 meeting as well as information supporting the reasonableness of the selling concession paid to certify that the purchase was made in compliance with the Board adoptedrule 10f-3 procedures.

American Odyssey Funds, Inc.
Form: N-SAR June 30, 2000
Attachment - Item 77O Transactions effected pursuant to Rule 10f-3
Transaction # 7: Intermediate-Term Bond Fund, purchase of Clear Channel Comm., 7.875%, due 6/15/05 If any such transactions were effected during the reporting period, the following information should be furnished: 1. From whom were the securities acquired. Credit Suisse First Boston. Credit Suisse First Boston was not an affiliated underwriter of the Fund.
2. Identify the underwriting syndicate's members. Salomon Smith Barney was the affiliated underwriter of the Fund and the syndicate included various other underwriters.
3. Terms of the transaction. Intermediate-Term Bond Fund, managed by Travelers Asset Management International Company, purchased $3,000,000 principal face of Clear Channel Comm., a company in continuous operation for 3+ years, in an initial public offering at the offering price of $99.942 per unit on June
14, 2000.  The  underwriting  spread paid  was   0.60%.  The  percentage of the
offering   purchased   by  the Intermediate-Term  Bond  Fund was  0.40% of the
total offering. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.
4. Information or materials upon which the determination described in paragraph (h)(3) of the rule 10f-3 was made. The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled second quarter 2000 meeting as well as information supporting the reasonableness of the selling concession paid to certify that the purchase was made in compliance with the Board adoptedrule 10f-3 procedures.

American Odyssey Funds, Inc.
Form: N-SAR June 30, 2000
Attachment - Item 77O Transactions effected pursuant to Rule 10f-3 Transaction # 8: Intermediate-Term Bond Fund, purchase of Bank of America, 7.8%, due 2/15/10 If any such transactions were effected during the reporting period, the following information should be furnished:
1. From whom were the securities acquired. Nationsbanc. Nationsbanc was not an affiliated underwriter of the Fund.
2. Identify the underwriting syndicate's members. Salomon Smith Barney was the affiliated underwriter of the Fund and the syndicate included various other underwriters.
3. Terms of the transaction. Intermediate-Term Bond Fund, managed by Travelers Asset Management International Company, purchased $5,800,000 principal face of Bank of America, a company in continuous operation for 3+ years, in an initial public offering at the offering price of $99.812 per unit on February 8, 2000. The underwriting spread paid was 1.230%. The percentage of the offering purchased by the Intermediate-Term Bond Fund was 0.0058% of the total offering. The security purchased was part of an issue registered with the
Securities  and  Exchange   Commission  and  was  part  of  a  firm   commitment
underwriting.
4. Information or materials upon which the determination described in paragraph
(h)(3) of the rule 10f-3 was made. The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled second quarter 2000 meeting as well as information supporting the reasonableness of the selling concession paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.

American Odyssey Funds, Inc.
Form: N-SAR June 30, 2000
Attachment - Item 77O Transactions effected  pursuant to Rule 10f-3
Transaction # 9: Intermediate-Term Bond Fund, purchase of Vodaphone, 7.75%, due 2/15/10 If any such transactions were effected during the reporting period, the following information should be furnished:
1. From whom were the securities acquired. Goldman Sachs & Co. Goldman Sachs & Co. was not an affiliated underwriter of the Fund.
2. Identify the underwriting syndicate's members. Salomon Smith Barney was the affiliated underwriter of the Fund and the syndicate included various other underwriters.
3. Terms of the transaction. Intermediate-Term Bond Fund, managed by Travelers Asset Management International Company, purchased $5,800,000 principal face of Vodaphone, a company in continuous operation for 3+ years, in an initial public offering at the offering price of $99.812 per unit on February 7, 2000. The underwriting spread paid was 1.280%. The percentage of the offering purchased by the Intermediate-Term Bond Fund was 0.0021% of the total offering. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.
4. Information or materials upon which the determination described in paragraph
(h)(3) of the rule 10f-3 was made. The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled second quarter 2000 meeting as well as information supporting the reasonableness of the selling concession paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures. The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled second quarter 2000 meeting as well as information supporting the reasonableness of the selling concession paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.